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                                   Exhibit 21

                      SUBSIDIARIES OF IL INTERNATIONAL INC.



     IL International Inc. has the following subsidiaries:

     1.   Italiana Luce S.r.l, an Italian corporation.

     2.   IL USA, Inc., a Delaware corporation.

     3.   IL (Stratford), Inc., a Delaware corporation.